                                                                     EXHIBIT 4.5

                          THIRD FORBEARANCE AGREEMENT


     THIS THIRD FORBEARANCE AGREEMENT ("Agreement") is made as of this 15/th/ day of January, 2001 by and among CMI CORPORATION, an Oklahoma corporation ("Borrower"), MACHINERY INVESTMENT CORPORATION, an Oklahoma corporation, CMI LIMITED PARTNERSHIP, an Oklahoma limited partnership, CMI CEDAR FALLS, INC., an Iowa corporation, CMI JOHNSON CORPORATION, an Illinois corporation, BROWNWOOD ROSS COMPANY, a Texas corporation, RM BARTON CO., INC., an Oklahoma corporation, CMI SALES CO., L.L.C., an Oklahoma limited liability company (hereafter collectively "Guarantors") and PRINCIPAL LIFE INSURANCE COMPANY ("Noteholder").

                                   WITNESS:

     WHEREAS, pursuant to a Note Purchase Agreement dated as of September 1, 1996 and amended by a First Amendment dated as of May 8, 1998 and a Second Amendment dated as of March 24, 2000 (as amended, the "Note Agreement"), Borrower borrowed $30,000,000 from Noteholder on the terms, conditions and provisions set forth in the Note Agreement and accompanying Notes; and

     WHEREAS, Events of Default occurred and are continuing under the Note Agreement and Borrower and Noteholder have heretofore entered into two prior Forbearance Agreements dated as of September 29, 2000 and December 4, 2000; and

     WHEREAS, as security for repayment of all amounts due under the Note Agreement Borrower entered into and caused the Guarantors to enter into Security Agreements ("Security Agreements") granting a pari passu security interest in collateral defined therein to both Noteholder and the lenders ("Lenders") under a Restated Credit Agreement dated as of February 3, 2000, as amended ("Credit Agreement"); and

     WHEREAS, Borrower's defaults under the Note Agreement, including payment defaults, are continuing and Borrower has requested that Noteholder forbear from enforcing rights and remedies available to Noteholder under the Note Agreement and applicable law in exchange for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration including the payments and performance of Borrower as set forth hereafter, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows with the intent of being legally bound thereby:

                                   SECTION 1
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

     1.1. Borrower hereby confirms and reaffirms all of its obligations and undertakings to Noteholder as set forth in the Note Agreement and Notes and warrants and represents that Noteholder has fully performed each and all of its duties and obligations thereunder.

     1.2. Except as expressly stated and limited by this Agreement, (i) Borrower and Noteholder hereby reaffirm without exception all of their respective rights, privileges, duties and obligations under the Note Agreement to the same extent as if all of said provisions were repeated herein and (ii) nothing set forth herein shall in any manner delay or diminish the rights and privileges of the Noteholder under the Note Agreement.

     1.3. All terms used and not otherwise expressly defined herein shall have the meanings ascribed to them in the Note Agreement.

     1.4. Borrower expressly acknowledges and agrees that nothing in this Agreement or otherwise shall in any manner modify or diminish Borrower's obligation to pay a Make-Whole Amount with respect to any payments required hereby or otherwise made by Borrower which constitute principal reductions other than Required Prepayments provided for pursuant to Section 8.1 of the Note Agreement.

     1.5. Borrower and the Guarantors acknowledge and agree that the funds obtained by Borrower under the Note Agreement have been utilized continuously for the direct and indirect benefit of the Guarantors and that the Guarantors have and will obtain immediate and continuing benefits from the forbearance heretofore provided and provided for pursuant to this Agreement. Borrower and the Guarantors further agree that the Guarantors have previously acknowledged liability to Noteholders for the full and timely repayment of all amounts due from Borrower under the Note Agreement and the Notes and have further provided a security interest in certain of their assets as collateral for the repayment of all obligations owed to the Lenders and the Noteholder. As a condition of Noteholder's forbearance hereunder, the Guarantors have agreed to evidence their existing guarantees by execution of a Guaranty Agreement concurrent with execution of this Agreement.

     1.6. Borrower acknowledges that it also conducts operations through non-United States entities and agrees, when and as requested by Noteholder, to provide Guaranty Agreements resulting in such entities becoming liable for repayment of all amounts owed under the Note Agreement and the Notes unless provisions in financing documents relating to such entities which were already in existence at the time of execution of this Agreement prohibit or preclude such entities from entering into an agreement to guarantee repayment of indebtedness owed by Borrower to the Noteholder and the Lenders.

     1.7. Borrower and Guarantors agree that all collateral pledged by them pursuant to the Security Agreements shall remain as a perfected lien and encumbrance against Borrower and Guarantors until all amounts due pursuant to the Credit Agreement, the Note Agreement and this Agreement have been repaid in full. When and as requested, Borrower and Guarantors shall take such actions and execute such documents as may become necessary from time to time to perfect, further perfect or continue perfection of the liens and encumbrances granted in favor of Lenders and Noteholder pursuant to the Security Agreements and, in addition thereto, shall pay all expenses and filing fees associated with the creation and maintenance of said liens and encumbrances.


                                   SECTION 2
                                   ---------

                                  FORBEARANCE
                                  -----------

     2.1. Borrower requests and Noteholder hereby agrees, subject to the terms, covenants, conditions and limitations contained herein, to forebear from exercising rights under the Note Agreement, Guaranty Agreement and Security Agreements for a period of time which will terminate immediately and without the requirement for any notice to Borrower on the earlier of (i) Borrower's failure to fulfill any of its payment or other performance obligations hereunder, (ii) any Event of Default under the Note Agreement other than Events of Default which exist on the date hereof or would, assuming the provision of notice by Noteholder, exist on the date hereof, (iii) repayment of all amounts, including Make-Whole Amounts, now or hereafter due and owing under the Note Agreement and the Notes, (iv) expiration or termination of the forbearance provided to the Borrower by Lenders pursuant to a Third Loan Modification and Forbearance Agreement dated as of January 15, 2001 ("Third Loan Modification") or (v) expiration of the forbearance period as provided herein or in the Third Loan Modification.

     2.2. Borrower's forbearance pursuant to the terms and conditions of this Agreement will initially extend from January 15, 2001 through 5:00 p.m. CST on June 30, 2001 subject, however, to earlier termination as provided in Section
2.1 above. Absent the occurrence of any termination event as described in
Section 2.1 above, Borrower may further extend the forbearance period in additional increments through September 30, 2001, October 31, 2001, November 30, 2001, December 31, 2001 and January 31, 2002 providing Borrower has made all payments, including fee payments, due pursuant to the terms hereof.

     2.3. As a condition to the forbearance provided for herein, Borrower shall concurrent with execution of this Agreement pay to Noteholder all interest due on the Notes through and including January 31, 2001 in the amount of $1,115,055.16 as calculated in accordance with the Note Agreement and prior Forbearance Agreements. Borrower shall also pay all fees and expenses incurred by Noteholder, including but not limited to the fees and expenses of Noteholder's counsel, incurred in connection with the negotiation, execution and enforcement of this Agreement within ten days of receipt of an invoice for such amounts.

     2.4. In consideration of the forbearance provided hereunder, Borrower shall pay to Noteholder as a condition thereof the following forbearance period fees:

--------------------------------------------------------------------------------
    FORBEARANCE PERIOD                 FEE                       DUE DATE
--------------------------------------------------------------------------------
 January 15-June 30, 2001          $389,610.38             Upon execution hereof
--------------------------------------------------------------------------------
 July 1-September 30, 2001                None                Not applicable
--------------------------------------------------------------------------------
    October 1-31, 2001               38,961.04              September 30, 2001
--------------------------------------------------------------------------------
    November 1-30, 2001              77,922.08               October 31, 2001
--------------------------------------------------------------------------------
    December 1-31, 2001             116,883.11               November 30, 2001
--------------------------------------------------------------------------------
    January 1-31, 2002              155,844.15               December 31, 2001
--------------------------------------------------------------------------------

     2.5. So long as forbearance continues pursuant to this Agreement, Noteholder agrees to refrain from exercising its rights to (i) realize upon or otherwise foreclose its security interests and mortgage liens in and on all collateral pledged by Borrower or Guarantors pursuant to the Security Agreements or otherwise, (ii) take actions to collect amounts owing under the Note Agreement beyond those payable pursuant to this Agreement and (iii) demand, call upon or otherwise enforce the Noteholder's rights against the Guarantors pursuant to the Guaranty Agreement to be entered into by the Guarantors as a condition hereof.

     2.6. Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that the Noteholder has not undertaken or agreed, directly, indirectly or by course of dealing, to renew, extend or modify in any way the obligations of Borrower or Guarantors under the Note Agreement, the Security Agreements or the Guaranty Agreement. With the exception of the Noteholder's forbearance from the exercise of its remedies as expressly set forth in Sections
2.1 and 2.5 above, nothing in this Agreement shall constitute a waiver, termination or diminishment of any of the Noteholder's rights under the Note Agreement, the Security Agreements or the Guaranty Agreement.


                                   SECTION 3
                                   ---------

                      PAYMENTS OF PRINCIPAL AND INTEREST
                      ----------------------------------

     3.1. During the forbearance period and continuing thereafter if the forbearance period is terminated by reason other than the full repayment of all amounts owed to Noteholder under the Note Agreement, the Borrower shall pay interest (computed on the basis of a 360-day year of twelve 30-day months on the amounts due under the

Notes on the last day of each month at the same rates payable to the Lenders pursuant to Section 3.4 of the Third Loan Modification; provided, however, that in no event shall the interest rate on amounts payable by Borrower to the Noteholder be less than 9.68% per annum.

     3.2. During the forbearance period, in lieu of the principal reduction payments provided for in the Note Agreement, the Borrower shall make the following principal reduction payments to Noteholder on the dates indicated:

   --------------------------------------------------------------------------
                   DATE                         PRINCIPAL REDUCTION PAYMENT
   --------------------------------------------------------------------------
            February 28, 2001                           $547,730.64
   --------------------------------------------------------------------------
              March 30, 2001                             547,730.64
   --------------------------------------------------------------------------
              April 30, 2001                           1,707,849.71
   --------------------------------------------------------------------------
               May 31, 2001                              622,029.09
   --------------------------------------------------------------------------
              June 29, 2001                            1,084,537.20
   --------------------------------------------------------------------------
              July 31, 2001                              777,475.83
   --------------------------------------------------------------------------
             August 31, 2001                           1,066,349.45
   --------------------------------------------------------------------------
            September 28, 2001                           829,209.14
   --------------------------------------------------------------------------
             October 31, 2001                            514,006.65
   --------------------------------------------------------------------------
            November 30, 2001                            383,556.84
   --------------------------------------------------------------------------
            December 31, 2001                            433,660.73
   --------------------------------------------------------------------------
             January 31, 2002                        Remaining Balance
   --------------------------------------------------------------------------

     3.3. Notwithstanding the principal reduction schedule set forth above or in the Note Agreement, Borrower acknowledges and agrees that Events of Default permitting acceleration pursuant to Section 12.1 of the Note Agreement have occurred and are continuing and that, as a result thereof, the Noteholder hereby exercises its right to accelerate in accordance with the provisions of said
Section 12.1. Borrower acknowledges and accepts such acceleration and agrees that it does not dispute or contest it. As part of the forbearance provided for under this Agreement, however, (i) Noteholder agrees to accept the principal reduction payments set forth above in lieu of demanding immediate full repayment for so long as the forbearance period remains in full force and effect pursuant to the provisions of this Agreement and (ii) Noteholder agrees to defer assessment and calculation of the Make-Whole Amount otherwise due pursuant to
Section 12.1 of the Note Agreement until the later of the termination of the forbearance periods provided pursuant to this Agreement by full repayment to Noteholder of all amounts owed under the Note Agreement or the date on which Noteholder hereafter elects in its sole discretion to assess and calculate the Make-Whole Amount if this Agreement terminates by reason of events other than full repayment.

     3.4. With the sole exception set forth in this Subsection, Borrower acknowledges and agrees that the provisions of Sections 8 and 12.1 of the Note Agreement with respect to payment of Make-Whole Amounts to the Noteholder shall remain in full force and effect. The sole exception relates to principal reduction payments made pursuant to this Agreement which shall be treated as follows:

          (a) Principal reduction payments received pursuant to Section 3.2 above will be first applied to Required Prepayments due on September 15, 2000 and, when and as due, September 15, 2001 pursuant to Section 8.1 of the Note Agreement without assessment of a Make-Whole Amount;

          (b) Principal reduction payments made by Borrower at such times and in such amounts as are in excess of (or made earlier than the due date of) the Required Prepayments mandated by Section 8.1 of the Note Agreement shall be conclusively deemed to be Optional Prepayments made pursuant to Section 8.2 of the Note Agreement except that (i) Noteholder waives the requirement for prior written notice of such payments set forth in Section 8.2 of the Note Agreement and (ii) the Make-Whole Amount payable with respect to all but the January 31, 2002 principal reduction payments shall be subtracted from the principal reduction payments specified in Section 3.2 above at the time such payments are received resulting in a lesser amount being applied to reduction of principal instead of requiring Borrower to make the full principal reduction payments plus the Make-Whole Amount;

          (c) Borrower's partial or full repayment of principal owed under the Note Agreement from the proceeds of refinancing or other sources shall include, in addition to the principal amount thereof, the Make-Whole Amount attributable to such repayment pursuant to the terms and conditions of the Note Agreement in the same manner as if initiated by the Borrower as an Optional Prepayment under the Note Agreement without regard to the provisions of this Agreement.

     3.5. All payments made by Borrower or obtained from Guarantors pursuant to the Note Agreement or this Agreement shall be final and irrevocable when made; provided, however, that in the event Noteholder is required to transfer payments to the Lenders pursuant to a First Amendment to Intercreditor Agreement dated as of January 15, 2001 or receives transferred payments from the Lenders thereunder then, in such event, (i) any payments made by Noteholder to Lenders will automatically and without further action result in an increase in Borrower's indebtedness to Noteholder in the amount of such payment(s) with a corresponding decrease in Borrower's indebtedness to Lenders or (ii) any payment received by Noteholder from Lenders will result in a decrease in Borrower's indebtedness to Noteholder in the amount of such payment(s) with a corresponding increase in Borrower's indebtedness to Lenders. In the event a Make-Whole Amount becomes due and payable to Noteholder as a result of such transferred payment in accordance with the provisions of the Note Agreement and this Agreement, the Make-Whole Amount will be invoiced by Noteholder to Borrower and will be paid by Borrower within 10 days of invoice.

                                   SECTION 4
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower and each Guarantor (as applicable) hereby represent and warrant as follows:

     4.1. Borrower's execution and delivery of this Agreement and the performance of its obligations hereunder and thereunder (i) are and will be within its corporate powers; (ii) are duly authorized by Borrower's board of directors; (iii) are not and will not be in contravention of any law, statute, rule or regulation, the terms of Borrower's Certificate of Incorporation or its Bylaws; (iv) do not require any consent or approval (including governmental) which has not been given; and (v) will not result in the imposition of liens, charges or encumbrances on any of Borrower's properties or assets, except those in favor of the Lenders and Noteholder pursuant to the Security Agreements.

     4.2. This Agreement and the Guaranty Agreement when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower and each Guarantor, enforceable in accordance with their respective terms.

     4.3. The Notes currently have an outstanding principal balance of $28,822,430.00.

     4.4. Borrower and Guarantors hereby acknowledge and agree that: (i) the Noteholder has fulfilled its obligations, if any, to Borrower and Guarantors arising under all prior or currently outstanding agreements of any kind through the date hereof; (ii) neither Borrower nor any Guarantor has any claims or defenses with respect to their respective obligations under the Note Agreement, the Security Agreements or the Guaranty Agreement.; (iii) Borrower and Guarantors hereby expressly waive any and all defenses, counterclaims, setoffs or other rights they might hold, individually or collectively, which could result in a reduction of the indebtedness owing by Borrower or Guarantors to Noteholder (except for the payment thereof); and (iv) Borrower and each Guarantor acknowledge and agree that the Noteholder has no obligation to advance any additional funds to Borrower.


                                   SECTION 5
                                   ---------

                             COVENANTS OF BORROWER
                             ---------------------

     In addition to any and all covenants set forth in the Note Agreement, Security Agreements and Guaranty Agreement, Borrower and each Guarantor, as applicable, hereby covenant and agree to the following:

     5.1. Borrower shall make payments to Noteholder as set forth herein.

     5.2. Borrower shall provide Noteholder, upon request, information concerning Borrower's efforts to refinance any of Borrower's obligations to the Lenders and Noteholder.

     5.3. Borrower will continue to provide Noteholder within 30 days of the end of each month a consolidated and consolidating Financial Statement.

     5.4. Contemporaneously with the closing of this Agreement, the Borrower shall provide Noteholder with evidence of its agreement with Lenders wherein Lenders have agreed (i) to forbear from exercising their remedies until a date on or after the end of the forbearance period set forth herein and (ii) to a schedule of principal reductions at a rate acceptable to Noteholder.


                                   SECTION 6
                                   ---------

                      CONDITIONS PRECEDENT TO FORBEARANCE
                      -----------------------------------

     6.1. Noteholders shall have no obligations under this Agreement to provide forbearance and Borrower shall not be entitled thereto until interest calculated at the rate set forth in Section 3.1 of this Agreement has been paid to Noteholder for the period through and including January 31, 2001, until the initial forbearance fee due pursuant to Section 2.4 of this Agreement has been paid to Noteholder, until the Guaranty Agreement and this Agreement have been executed, as applicable, by Borrower and each Guarantor and until the Third Loan Modification and the additional documents referenced therein have been executed, as applicable, by Borrower and each Guarantor.

     6.2. Concurrent with execution hereof, all parties to the January 15, 2001 First Amendment to Intercreditor Agreement shall have executed said First Amendment.


                                   SECTION 7
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     The occurrence of any of the following shall constitute an Event of Default under this Agreement and under the Note Agreement:

     7.1. Borrower fails to make any payment as and when due pursuant to the terms of this Agreement or the Third Loan Modification.

     7.2. Borrower or any Guarantor fails to perform any obligation imposed upon it, them, or any one of them under this Agreement, the Guaranty Agreement or the Security Agreements.

     7.3. The occurrence of any Event of Default under the Note Agreement other than Events of Default thereunder which exist and are continuing as of the date of this Agreement

     7.4. Any act, event or occurrence which entitles or causes the Lenders to terminate the forbearance provided by them pursuant to the Third Loan Modification.


                                   SECTION 8
                                   ---------

                                   REMEDIES
                                   --------

     8.1. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Default in described in Section 7 hereof: (i) all Noteholder obligations and all of Borrower's rights under this Agreement shall terminate forthwith without notice or opportunity for cure and (ii) Noteholder shall have the unconditional right to exercise any and all rights and remedies provided to it under the Note Agreement, this Agreement, the Security Agreements, the Guaranty Agreement or under applicable law without notice and without any contractual or equitable opportunity for cure on the part of Borrower.

                                   SECTION 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     9.1. All WHEREAS clauses are incorporated herein by reference and are binding upon Borrower and each Guarantor.

     9.2. Except as expressly modified by the terms hereof, the provisions of the Note Agreement, the Security Agreement, the Guaranty Agreement and all other documents evidencing obligations owed to Noteholder will remain in full force and effect, as herein ratified and affirmed.

     9.3. Borrower and each Guarantor waive any and all rights of set-off, including any statutory right of set-off which may be applicable, that they may have against Noteholder, whether any such liabilities owed to Borrower or any Guarantor by Noteholder are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     9.4. Borrower and each Guarantor acknowledge and agree that Noteholder's right of assignment under the Note Agreement, the Security Agreements and the

Guaranty Agreement shall also extend to this Agreement and that upon written notice by Noteholder, Borrower and/or each Guarantor will render performance of their obligations to any assignee(s).

     9.5. Borrower and each Guarantor acknowledge and agree that all of Noteholder's expenses incurred in connection with the preparation and negotiation of this Agreement, and in enforcement of Noteholder's rights under this Agreement, the Note Agreement, the Security Agreements and the Guaranty Agreement, including Noteholder's reasonable attorneys' fees and expenses, constitute additional obligations owing under the Note Agreement and this Agreement and are secured in the same manner as the other obligations of Borrower and Guarantors to Noteholder.

     9.6. The relationship between Noteholder and Borrower is that of a lender and borrower. Borrower, Guarantors and Noteholder agree and acknowledge that Borrower and Noteholder are not partners or joint venturers, and there is no relationship or circumstances existing that would impose a fiduciary duty upon the Noteholder with respect to Borrower or Guarantors.

     9.7. No third party beneficiary relationship is intended by the parties hereto nor shall any such relationship be created by the execution, delivery or performance of this Agreement.

     9.8. In the event any one or more of the provisions in this Agreement or in any other instrument or document referred to herein or executed in connection with or as security for obligations owed under the Note Agreement or this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other instrument or document referred to herein or executed in connection therewith. In lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms and effect to such invalid, illegal, or unenforceable provision as is possible which shall be valid, legal and enforceable.

     9.9. Borrower and Guarantors have had the opportunity to fully review the form and content of this Agreement with counsel of their choice; understand the nature of and quality of the releases, covenants and agreements made by Borrower and Guarantors herein; acknowledge that Noteholder is forbearing from exercising its lawful rights in consideration of the Borrower's and Guarantors' releases, covenants and agreements herein, and enter into this Agreement freely and without duress, in their respective best interests.

     9.10. This Agreement may be amended or extended only by a written instrument executed by all the parties hereto. No waiver of any term or provision hereof shall be effective unless reduced to writing and signed by the party to be charged with such waiver. Noteholder has no obligation to further extend the forbearance of its exercise of rights and remedies beyond what is expressly set forth herein. Any decision by Noteholder to grant one or more such extensions or similar concessions: (i) shall be made by Noteholder only in writing and in its sole discretion and (ii) shall not create an express or implied obligation on the part of Noteholder to grant further extensions or concessions.

     9.11. Borrower, Guarantors and Noteholder have jointly negotiated and prepared this Agreement. Accordingly, any rule of construction pursuant to which an ambiguity herein would be construed against the drafter of this Agreement shall not apply to this Agreement.

     9.12. This Agreement shall be construed in accordance with and governed by the law of the State of Illinois, and shall be binding on and inure to the benefit of Borrower, Guarantors and Noteholder, their respective successors and assigns. All obligations of Borrower and Guarantors and all rights of Noteholder under this Agreement shall be in addition to and not in limitation of those provided by other agreements or applicable law. Borrower and Guarantors irrevocably agree that, subject to Noteholder's sole election, all suits or proceedings arising from or related to this Agreement, the Security Agreements, or the Guaranty Agreement may be litigated only in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, Chicago, Illinois or Des Moines, Iowa and Borrower and Guarantors hereby irrevocably waive any objection to such jurisdiction or venue. BORROWER AND GUARANTORS HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE AGREEMENT AND THE GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

     9.13. THIS AGREEMENT AND ALL INSTRUMENTS, AGREEMENTS AND DOCUMENTS
ATTACHED HERETO, REFERRED TO HEREIN OR EXECUTED IN CONNECTION HEREWITH, INTEGRATE ALL THE TERMS AND CONDITIONS BETWEEN THE PARTIES AND CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDE ALL PRIOR DISCUSSIONS, NEGOTIATIONS AND COMMUNICATIONS WHETHER ORAL OR WRITTEN. NONE OF THE PARTIES HERETO SHALL BE BOUND BY ANY PROMISES, REPRESENTATIONS, WARRANTIES OR AFFIRMATIONS NOT CONTAINED IN THIS AGREEMENT, IN AN AGREEMENT, INSTRUMENT, OR DOCUMENT ATTACHED HERETO OR REFERRED TO HEREIN OR EXECUTED IN CONNECTION HEREWITH.

     9.14. The Borrower and the Guarantors (by their acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among the Borrower or any Guarantor and Noteholder arising out of or in any way related to this Agreement, any other related document, or any relationship between Noteholder and the Borrower. This provision is a material inducement to the Noteholder to forbear as described herein.

     9.15. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement and the Third Loan Modification has been executed by all parties hereto.

     9.16. THE BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND GUARANTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE NOTEHOLDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, AGENTS AND ATTORNEYS (THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RICO ACTIVITIES, SECURITIES AND ANTITRUST LAW VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE NOTE AGREEMENT, SECURITY AGREEMENTS, GUARANTY AGREEMENT OR THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED UP TO AND INCLUDING THE EXECUTION DATE OF THIS AGREEMENT (THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY FUTURE OR UNRELEASED CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE

THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE NOTE AGREEMENT, SECURITY AGREEMENTS, GUARANTY AGREEMENT AND THIS AGREEMENT WITH THE EXCEPTION OF PAYMENT. THIS PARAGRAPH IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered to be effective as of the date first above written.

                                 CMI CORPORATION


                                 BY: ___________________________________
                                       Jim D. Holland
                                       Title:  Senior Vice President and
                                               Chief Financial Officer

                                       Notice Address:
                                       P.O. Box 1985
                                       Oklahoma City, Oklahoma 73101-1985
                                       Fax:  405-787-6020


                                 CMI SALES CO., L.L.C. an Oklahoma
                                 limited liability company


                                 By:   CMI Corporation
                                       an Oklahoma corporation
                                 Its:  Manager


                                 BY: ___________________________________
                                       Jim D. Holland
                                       Title:  Senior Vice President and
                                              Chief Financial Officer

                                       Notice Address:
                                       P.O. Box 1985
                                       Oklahoma City, Oklahoma 73101-1985
                                       Fax:  405-787-6020

                               CMI Limited Partnership, an Oklahoma
                               limited partnership


                               By:  CMI Corporation
                                    an Oklahoma corporation
                               Its: General Partner


                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Senior Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020


                               MACHINERY INVESTMENT CORPORATION



                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020

                               CMI CEDAR FALLS, INC.


                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020

                               CMI JOHNSON CORPORATION


                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020


                               BROWNWOOD ROSS COMPANY


                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020

                               RM BARTON CO., INC.


                               BY:  _____________________________
                                    Jim D. Holland
                                    Title:  Vice President

                                    Notice Address:
                                    P.O. Box 1985
                                    Oklahoma City, Oklahoma 73101-1985
                                    Fax:  405-787-6020

                              PRINCIPAL LIFE INSURANCE COMPANY


                              By: Principal Capital Management, LLC,
                                  a Delaware limited liability company,
                                  its authorized signatory


                              By:  _______________________________


                              By:  _______________________________

                                      Notice Address:
                                      801 Grand Avenue
                                      Des Moines, Iowa  50392-0800